EXHIBIT 99.1

CONTACTS:

CORPORATE INQUIRIES                          INVESTOR RELATIONS
-------------------                          ------------------
Bruce A. Kehr, Chairman & CEO                Donald C. Weinberger
InforMedix, Inc.                             Andria Arena (Financial Media)
(301) 984-1566                               Wolfe Axelrod Weinberger Assoc. LLC
bruce.kehr@Informedix.com                    (212) 370-4500
                                             don@wolfeaxelrod.com
                                             andria@wolfeaxelrod.com

                    INFORMEDIX, INC. ADJOURNS ANNUAL MEETING

ROCKVILLE, MD, OCTOBER 12, 2004 -- INFORMEDIX, INC. (OTCBB: IFMX) announced today that it has adjourned its annual meeting of shareholders scheduled for 11:00 am on October 13, 2004, until 11:00 am on October 20, 2004, at its corporate headquarters, in order to continue to solicit proxies for the meeting.

ABOUT INFORMEDIX

InforMedix has developed the Med-eMonitor System to provide real-time medical management and patient communications for clinical drug trials. InforMedix has integrated a portable patient-interactive monitoring device, hardware, software and networked communications system to enable pharmaceutical and biotechnology companies, and medical researchers to efficiently monitor and manage patients' medication compliance, protocol adherence, clinical response, and safety. Med-eMonitor is specifically designed to improve patient medication compliance and protocol adherence in clinical drug trials. The Med-eMonitor System leverages InforMedix's strong intellectual property consisting of 15 issued patents and 14 patents pending. InforMedix's patents have been cited as prior art by patent examiners in over 150 other issued. To find out more about InforMedix, Inc. (OTCBB: IFMX), visit our website at www.informedix.com.


                                       ###